THE HARTFORD DEFERRED STOCK UNIT PLAN

ARTICLE I
CREATION AND PURPOSE

1.1 Creation of the Plan. The Plan is created effective July 31, 2009, as authorized by the Committee.

1.2 Purpose of the Plan. The purpose of the Plan is to provide compensation, the amount of which is determined by reference to the value of the Stock, in an amount that the Company determines to be appropriate to attract and retain Employees of superior ability. The Plan is structured consistent with the limitations and restrictions on employee compensation arrangements imposed by the Emergency Economic Stabilization Act of 2008 and the TARP Standards for Compensation and Corporate Governance Interim Final Rule issued by the U.S. Department of the Treasury on June 10, 2009. The purpose of the Plan shall be effected through awards representing the contractual right to receive cash payments based on the value of a specified number of shares of Stock (the “Units”).

ARTICLE II
DEFINITIONS

“Account” means an account maintained on behalf of a Participant on the books of the Company in accordance with the terms hereof.

“Award Date” means the date designated by the Committee for the award of Restricted Units pursuant to the Plan.

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to the Plan to receive the amount, if any, payable under the Plan upon the death of an award recipient.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning assigned by the Incentive Stock Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Personnel Committee of the Board, or such other Committee as the Board may designate to administer the Plan.

“Company” means The Hartford Financial Services Group, Inc. and its successors and assigns.

“Deferred Units” shall have the meaning assigned by Article III of the Plan.

“Dividend Equivalents” means an amount credited with respect to an outstanding Unit equal to the cash dividends paid or property distributions awarded upon one share of Stock.

“Employee” means a person regularly employed by a Participating Company, but shall not include any person who performs services for a Participating Company as an independent contractor or under any other non-employee classification, or who is classified by a Participating Company as, or determined by a Participating Company to be, an independent contractor.

“EESA” means the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and as it may be further amended, and rules and other guidance promulgated by the U.S. Department of the Treasury thereunder.

“Fair Market Value” shall have the meaning assigned by the Incentive Stock Plan.

“Grant Date” shall have the meaning assigned by Article III of the Plan.

“Incentive Stock Plan” means The Hartford 2005 Incentive Stock Plan, as amended from time to time, and any successor plan thereto.

“Normal Vesting Date” means the third anniversary of the Award Date, or such other date that the Committee, or the Chairman and Chief Executive Officer or the Executive Vice President, Human Resources with respect to awards to Employees other than Tier 1 and Tier 2 Employees, may designate with respect to any particular award of Restricted Units.

“Participant” means an Employee who receives an award of Units pursuant to Article III or IV of the Plan.

“Participating Company” shall have the meaning assigned by the Incentive Stock Plan.

“Plan” means this The Hartford Deferred Stock Unit Plan, as it may be amended from time to time.

“Restricted Units” shall have the meaning assigned by Article IV of the Plan.

“Retirement” shall have the meaning assigned by the Incentive Stock Plan.

“Stock” shall have the meaning assigned by the Incentive Stock Plan.

“Subsequent Guidance” means rules and other guidance under EESA issued after the Plan’s adoption.

“Terminated for Cause” shall mean a termination of employment for any of the following reasons: (i) conviction of or entering a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the business of the Company or its affiliates; (ii) in the performance of duties or otherwise to the detriment of the Company or its affiliates, engaging in (A) willful misconduct, (B) willful or gross neglect, (C) fraud, (D) misappropriation, (E) embezzlement, or (F) theft; (iii) willfully failing to adhere to the policies and practices of the Company or to devote substantially all business time and effort to the affairs thereof, or disobeying the directions of management to do either of the foregoing, (iv) being adjudicated in any civil suit to have committed, or acknowledging in writing or in any agreement or stipulation the commission of, any theft, embezzlement, fraud or other intentional act of dishonesty involving any other person; or (v) willfully violating the Code of Ethics and Business Conduct of the Company.

“The Hartford” shall mean the Company and its subsidiaries, and their successors and assigns.

“Total Disability” shall have the meaning assigned by the Incentive Stock Plan.

“Units” shall have the meaning assigned by Article I of the Plan.

ARTICLE III
DEFERRED UNITS

3.1 Award of Deferred Units. The Committee may, in its discretion, award to an Employee contractual rights to receive in accordance with the Plan cash equal to the value of a number of whole and/or fractional shares of Stock (the “Deferred Units”) determined in accordance with this Section 3.1. With respect to each Employee to whom Deferred Units will be granted, the Committee shall establish a dollar amount to be provided in Deferred Units in respect of services performed in each regular pay period. Deferred Units shall be earned ratably over a year (or such portion thereof as shall be specified by the Committee), based on the number of regular pay periods occurring during such year (or specified period). The sum of the amounts earned in respect of each payroll period shall be applied on a quarterly basis (or more frequently if so required by Subsequent Guidance) to determine the number of Deferred Units to be credited to the Participant’s Account, by dividing such accumulated sum of payroll credits for the preceding calendar quarter (or shorter period if required by Subsequent Guidance) by the Fair Market Value of the Stock on the second business day following the filing of the Company’s periodic reports on SEC Form 10-Q or 10-K applicable to or filed immediately following the calendar quarter in which the amounts are earned (each, a “Grant Date”). Should Subsequent Guidance require that Deferred Units be credited more frequently than on a quarterly basis, the Committee shall determine the applicable Grant Date, and the formula set forth in the immediately preceding sentence shall be applied using the Fair Market Value of the Stock on such Grant Date. Deferred Units will be credited as of a Grant Date in respect of any earned pay credits regardless of whether the Participant’s employment shall have terminated as of the applicable Grant Date.

3.2 Crediting of Deferred Units to Account. The number of whole and/or fractional Deferred Units awarded to a Participant pursuant to this Article III as of each applicable Grant Date shall be credited to the Participant’s Account as of such date.

3.3 Vesting of Deferred Units. The rights of a Participant with respect to any Deferred Units credited to his or her Account shall be fully vested and nonforfeitable at all times. To the extent provided in Article VI, a Participant shall become entitled to receive cash corresponding to any Deferred Units credited to the Participant’s Account on the applicable date identified in Article VI. Notwithstanding the above, the Deferred Units credited to a Participant’s Account shall be forfeited should the Participant be Terminated for Cause, to the extent permitted by EESA and other applicable state and federal law.

ARTICLE IV
RESTRICTED UNITS

4.1 Award of Restricted Units. Except as provided below, as of the Award Date, the Committee may, in its discretion, award to an Employee contractual rights to receive in accordance with the Plan cash equal to the value of a number of whole and/or fractional shares of Stock (the “Restricted Units”). Unlike Deferred Units, Restricted Units are intended to be incentive compensation that vests over time (which is provided in accordance with applicable exceptions under EESA), and consequently are subject to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Code) in the manner specified below.

4.2 Crediting of Restricted Units to Account. The number of whole and/or fractional Restricted Units awarded to a Participant pursuant to this Article IV as of the Award Date shall be credited to the Participant’s Account as of such date.

4.3 Vesting of Restricted Units. Except as otherwise provided in the Plan, a Participant’s rights with respect to Restricted Units shall vest on the Normal Vesting Date, although a Participant’s right to payment of such Restricted Units, even if vested, shall be restricted or postponed to the extent required by EESA or specified by the Committee. To the extent provided in Article VI, the Participant shall become entitled to receive cash corresponding to such vested Restricted Units credited to the Participant’s Account on the applicable date identified in Article VI.

A. Termination of Employment. In the event of a Participant’s termination of employment with all Participating Companies prior to the Normal Vesting Date (i) due to death or (ii) due to Total Disability, the Restricted Units credited to the Participant’s Account as of the date of such termination shall, unless otherwise provided at the time of award, become immediately vested and nonforfeitable. In the event of a Participant’s termination of employment with all Participating Companies for any other reason, any Restricted Units credited to the Participant’s Account that have not become vested on or before the date of such termination shall be forfeited, unless and solely to the extent that the Committee determines otherwise in its sole discretion and in accordance with the applicable provisions of EESA, provided however that, unless otherwise provided by the Committee or prohibited by EESA, Restricted Units shall, in the event of a Participant’s Retirement, be vested pro rata in the same manner as restricted units under the Incentive Stock Plan. A Participant shall be deemed to have terminated employment for purposes of this Plan at the same time as the Participant is deemed to have terminated employment for purposes of the Incentive Stock Plan. Restricted Units forfeited by a Participant pursuant to this Section immediately shall be deducted from the Participant’s Account. Notwithstanding the above, the Restricted Units credited to a Participant’s Account shall be forfeited should the Participant be Terminated for Cause, to the extent permitted by EESA and other applicable state and federal law.

ARTICLE V
DIVIDEND EQUIVALENTS

5.1 Dividend Equivalents on Deferred Units. As soon as practicable after any dividend is paid on the Stock, a Participant’s Account shall be credited with additional Deferred Units. All Dividend Equivalents payable in respect of Deferred Units shall be deemed reinvested in that number of Deferred Units determined based on the Fair Market Value on the date the corresponding dividend on the Stock is payable to stockholders.

5.2 Dividend Equivalents on Restricted Units. As soon as practicable after any dividend is paid on the Stock, a Participant’s Account shall be credited with additional Restricted Units. All Dividend Equivalents payable in respect of Restricted Units shall be deemed reinvested in that number of Restricted Units determined based on the Fair Market Value on the date the corresponding dividend on the Stock is payable to stockholders.

5.3 Treatment of Units Credited in respect of Dividend Equivalents. Any additional Units credited to the Account of a Participant pursuant to this Article V shall, as of the date so credited, be treated for all purposes of this Plan (including, without limitation, the provisions hereof pertaining to the distribution of amounts from the Participant’s Account, the crediting of future Dividend Equivalents and the vesting of Restricted Units) as though part of the grant of the Deferred Units granted on the Grant Date and the award of Restricted Units awarded on the Award Date, respectively, in relation to which such additional Units were credited.

5.4 Non-Cash Dividends. In the event that a stock dividend is paid on the Company’s Stock, the appropriate Dividend Equivalent for purposes of this Article V shall be determined in accordance with Section 8.3 hereof.

ARTICLE VI
RECEIPT OF CASH IN RESPECT OF UNITS

6.1 Deferred Units – General Rule. Except as otherwise provided herein, with respect to Deferred Units attributable to services performed by a Participant prior to January 1, 2010 (other than by an Employee who is hired, on or after October 1, 2009, as a Senior Executive Officer as defined in EESA), as soon as practicable after, and in any event within 90 days after, the second anniversary of a Grant Date (or, in the event that Grant Dates are more frequent than quarterly, the second anniversary of the end of the calendar quarter during which the Grant Date occurs), the Company shall pay to a Participant cash in an amount equal to the Fair Market Value on such second anniversary of the number of full and fractional shares of Stock attributable to the number of Deferred Units credited to the Participant’s Account as of such Grant Date(s).

Except as otherwise provided herein, with respect to (i) Deferred Units attributable to services performed by an Employee who is hired, on or after October 1, 2009, as a Senior Executive Officer as defined under EESA, and (ii) Deferred Units attributable to services performed by any Participant on or after January 1, 2010, payments in respect of Deferred Units credited to such Participant as of any Grant Date shall be payable as follows:

•	as soon as practicable after, and in any event within 90 days after, the first anniversary of such Grant Date (or, in the event that Grant Dates are more frequent that quarterly, the first anniversary of the end of the calendar quarter during which the Grant Date occurs), the Company shall pay to the Participant cash in an amount equal to the Fair Market Value on such first anniversary of 1/3 of the number of full and fractional shares of Stock attributable to the number of Deferred Units credited to the Participant’s Account as of such Grant Date(s);

•	as soon as practicable after, and in any event within 90 days after, the second anniversary of such Grant Date (or, in the event that Grant Dates are more frequent that quarterly, the second anniversary of the end of the calendar quarter during which the Grant Date occurs), the Company shall pay to the Participant cash in an amount equal to the Fair Market Value on such second anniversary of a second 1/3 of the number of full and fractional shares of Stock attributable to the number of Deferred Units credited to the Participant’s Account as of such Grant Date(s); and

•	as soon as practicable after, and in any event within 90 days after, the third anniversary of such Grant Date (or, in the event that Grant Dates are more frequent that quarterly, the third anniversary of the end of the calendar quarter during which the Grant Date occurs), the Company shall pay to the Participant cash in an amount equal to the Fair Market Value on such third anniversary of the final 1/3 of the number of full and fractional shares of Stock attributable to the number of Deferred Units credited to the Participant’s Account as of such Grant Date(s).

6.2 Restricted Units – General Rule. As soon as practicable after, and in any event within 90 days after, the latest to occur of (i) the date that Restricted Units vest in accordance with Section 4.3, (ii) the date the value of such Restricted Units can be paid in accordance with applicable restrictions under EESA, or (iii) such later date as may be specified by the Committee at the time of award (the “Valuation Date”), the Company shall pay to a Participant cash in an amount equal to the Fair Market Value on the Valuation Date of the number of full and fractional shares of Stock corresponding to the number of Restricted Units credited to the Participant’s Account that have become vested or payable as of such Valuation Date.

6.3 Death or Total Disability. To the extent permitted under EESA and regulations promulgated under Section 409A of the Code, should a Participant die or become Totally Disabled prior to distribution of the Participant’s Units in accordance with Section 6.1or 6.2, distribution shall be made as soon as practicable after, and in any event within 90 days after, the date of death or Total Disability. In such case the Company shall pay to such Participant (or the Participant’s Beneficiary in the event of the Participant’s death) cash equal to the Fair Market Value of a number of full and fractional shares of Stock corresponding to the number of Deferred Units and Restricted Units credited to the Participant’s Account, based on the Fair Market Value on the date of death or Total Disability, as applicable. If such earlier payment is not permitted by EESA or regulations promulgated under Section 409A of the Code, payment in respect of such Participant’s Units shall be made in accordance with the provisions of Section 6.1 or 6.2.as applicable.

6.4 Change of Control. Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control, any Restricted Units then credited to each Participant’s Account shall immediately become fully vested, provided that such vesting is then permitted by EESA. If the Change of Control also constitutes a “change in control” as defined in regulations promulgated under Section 409A of the Code, the Company shall pay to Participants cash in an amount equal to the Fair Market Value on the date of the Change of Control of the number of full and fractional shares of Stock corresponding to the number of Units then credited to the Participant’s Account, such payment to be made within 30 days following the Change of Control, to the extent that such distribution is permitted by EESA. Should payment not be made with respect to any Units upon the occurrence of a Change of Control in accordance with the preceding sentence, the Committee shall, in its discretion, provide that Accounts will continue to be valued either (i) in relation to Stock, or (ii) in relation to such other notional investment as the Committee may deem appropriate, including, without limitation, equity of an acquiring company or a fixed income investment. Nothing in the preceding sentence shall preclude the Committee from providing Participants with a choice of notional investments to determine the value of the Participant’s Account.

ARTICLE VII
ADMINISTRATION

7.1 Administration by Committee. Except as otherwise delegated by the Committee, this Plan shall be administered by the Committee.

(A) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(B) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(C) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Employees, whether or not such Employees are similarly situated.

(D) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the Executive Vice President, Human Resources (or other person holding a similar position) or the Chairman and Chief Executive Officer, except that awards to Tier 1 and Tier 2 Employees shall be made, and matters related thereto shall be determined, solely by the Committee or the Board or any other appropriate committee of the Board. Either of the Chairman and Chief Executive Officer or the Executive Vice President, Human Resources may make awards to Employees other than Tier 1 and Tier 2 Employees.

7.2 Applicability of EESA Restrictions. In the event of a conflict between the terms of this Plan and the requirements of EESA, the EESA requirements shall control. All amounts payable under the Plan and the number of Units credited under the Plan shall be adjusted if and to the extent required to comply with EESA.

ARTICLE VIII
MISCELLANEOUS

8.1 Tax Withholding. The Committee or the Executive Vice President, Human Resources (or other person holding a similar position) shall have the right to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of a Participating Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan or an award under the Plan, including crediting Units under the Plan net of any taxes then due.

8.2 No Employment Rights. The Plan shall not, directly or indirectly, create in any Participant any right with respect to continuation of employment with any of the Participating Companies or to the receipt of any bonus or other compensation. The Plan shall not interfere in any way with the rights of the applicable Participating Company to terminate, or otherwise modify, the employment of any Participant or its bonus or other compensation policies at any time.

8.3 Adjustments for Corporate Transactions. Upon the occurrence of an event described in Section 13 of the Incentive Stock Plan, the Committee shall adjust the number of Units credited to the Account of a Participant in accordance with the terms of that Section.

8.4 Delivery of Account in the Event of Death. In the event of the death of a Participant, payment in respect of the Participant’s Account shall be made to such Beneficiary or Beneficiaries as are properly designated by the Participant for purposes of this Plan. If no such designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant or if any Beneficiary designation conflicts with applicable law, such cash shall be paid to the Participant’s estate. If the Committee is in doubt as to the right of any person to receive such amount, the Company may retain such amount, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

8.5 Rights Not Transferable. The rights of a Participant under the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than by will, or by the laws of descent or distribution. The foregoing restriction shall be in addition to any restrictions imposed by applicable law on a Participant’s ability to dispose of Units awarded under the Plan.

8.6 Effect of Plan. The provisions of the Plan shall be binding upon all successors and assigns of a Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Participant.

8.7 Use of Funds and Assets. All funds and assets received or held by the Company pursuant to or in connection with the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts from its general assets. The Company may, in its sole discretion, establish a trust or other entity to aid in meeting its obligations under the Plan.

8.8 Amendment and Termination of the Plan. The Committee may amend or terminate this Plan at any time in its sole discretion; provided that, in the event of a Change of Control, no amendment or termination thereafter shall impair or reduce the rights of any person with respect to any award made under the Plan. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan or an award document to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an award document to EESA or to any other present or future law relating to plans of this or similar nature and the administrative regulations and rulings promulgated thereunder (including, but not limited to, amendments deemed necessary or advisable to avoid payments being subject to additional tax under Code Section 409A).

8.9 Governing Law. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

8.10 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provisions had not been included herein.